(m)(1)(i)

AMENDED SCHEDULE A

with respect to the

SIXTH AMENDED AND RESTATED
DISTRIBUTION AND SERVICE PLAN

for

ING EQUITY TRUST

Name of Fund	Maximum Class A Combined Distribution and Service Fees	Maximum Class B Combined Distribution and Service Fees	Maximum Class C Combined Distribution and Service Fees
ING Large Cap Value Fund	0.25%	1.00%	1.00%
ING MidCap Opportunities Fund	0.25%	1.00%	1.00%
ING Real Estate Fund	0.25%	1.00%	1.00%
ING SmallCap Opportunities Fund	0.25%	1.00%	1.00%

 AMENDED SCHEDULE B

with respect to the

SIXTH AMENDED AND RESTATED
DISTRIBUTION AND SERVICE PLAN

for

ING EQUITY TRUST

Name of Fund
ING Large Cap Value Fund
ING MidCap Opportunities Fund
ING Real Estate Fund
ING SmallCap Opportunities Fund